UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2006

Kosan Biosciences Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31633	94-3217016
(Commission File Number)	(IRS Employer Identification No.)

3832 Bay Center Place, Hayward, CA 94545

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 732-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

1. Change in Control and Severance Benefit Agreements

On February 1, 2006, the Compensation Committee of the Board of Directors of Kosan Biosciences Incorporated (the “Company”) approved two forms of Change in Control and Severance Benefit Agreements, one of which applies to executive officers of the Company (the “Level I Agreement”), and the other of which applies to Senior Vice Presidents and Vice Presidents of the Company who are not executive officers (the “Level II Agreement” and collectively with the Level I Agreement, the “Change in Control Agreements”). The Change in Control Agreements provide for the payment of certain benefits to the Company’s senior management, if at any time within one month prior to, or 18 months following, a Change in Control (as defined in the Change in Control Agreements), the employee’s employment with the Company is terminated by means of either a Constructive Termination or an Involuntary Termination Without Cause (as such terms are defined in the Change in Control Agreements).

Level I Agreement – Executive Officers

The Level I Agreement provides for payment to the employee of a lump sum cash payment equal to (a) two times the employee’s Base Salary (as defined in the Level I Agreement), plus (b) two times the greatest of (i) the cash bonus paid to the employee in the year prior to termination, (ii) the target cash bonus to be paid to the employee in the year in which the termination occurs and (iii) the target cash bonus as in effect immediately prior to the Change in Control.

In addition, under the terms of the Level I Agreement, (i) the vesting and exercisability of all outstanding options to purchase the Company’s common stock held by the employee on the date of termination will be accelerated in full and (ii) any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to any other stock award granted to the employee by the Company will lapse. In the event of a termination, the exercise period of any outstanding option held by the employee on the date of termination will be extended, if necessary, such that the exercise period will not terminate prior to the later of (a) 12 months after the effective date of termination and (b) the post-termination exercise period provided for in such option, subject to certain exceptions.

In the event the employee timely elects continued coverage of a health, dental or vision plan sponsored by the Company under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay the full amount of the employee’s COBRA premiums, including coverage for the employee’s eligible dependants, for a period equal to the earlier of (a) 24 months or (b) the employee’s death or effective date of the employee’s coverage by a medical, dental or vision insurance plan of a subsequent employer. All other benefits (such as life insurance, disability coverage and 401(k) plan coverage) will terminate as of the employee’s termination date (except to the extent that a conversion privilege may be available thereunder). Under the terms of the Level I Agreement, if the payments to any employee result in the imposition of any excise taxes, the Company is required to make an additional payment to the employee to cover such taxes (including any taxes on such additional payment).

Level II Agreement – Senior Vice Presidents and Vice Presidents

The Level II Agreement provides for payment to the employee of a lump sum cash payment equal to (a) the employee’s Base Salary (as defined in the Level II Agreement), plus (b) the greatest of (i) the cash bonus paid to the employee in the year prior to termination, (ii) the target cash bonus to be paid to the employee in the year in which the termination occurs and (iii) the target cash bonus as in effect immediately prior to the Change in Control, provided that the employee has been employed by the Company for at least two years. In the event that the employee has been employed by the Company for less than two years, the lump sum cash payments described above will be reduced to 25% of the applicable amounts plus 6.82% for each one month of the employee’s employment with the Company, not to exceed the applicable amounts described above.

In addition, under the terms of the Level II Agreement, provided that the employee has been employed by the Company for at least two years, (i) the vesting and exercisability of all outstanding options to purchase the Company’s common stock held by the employee on the date of termination will be accelerated such that any shares subject to such outstanding options that would have become vested as of the two year anniversary of the date of the employee’s termination shall become fully vested and (ii) any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to any other stock award granted to the employee by the

Company that would have become vested as of the two year anniversary of the date of the employee’s termination will lapse. In the event that the employee has been employed by the Company for less than two years, the number of shares subject to outstanding options to purchase the Company’s common stock for which vesting and exercisability will be accelerated, and the number of shares for which the Company’s reacquisition or repurchase rights will lapse, will be reduced to 25% of the applicable number of shares described above, plus 6.82% for each one month of the employee’s employment with the Company, not to exceed the number of shares described above. The exercise period of any outstanding option held by the employee on the date of termination will be extended, if necessary, such that the exercise period will not terminate prior to the later of (a) 12 months after the effective date of termination and (b) the post-termination exercise period provided for in such option, subject to certain exceptions.

If the employee has been employed by the Company for a period of at least two years and timely elects continued coverage of a health, dental or vision plan sponsored by the Company under COBRA, the Company will pay the full amount of the employee’s COBRA premiums, including coverage for the employee’s eligible dependants, for a period equal to the earlier of (a) 12 months or (b) the employee’s death or effective date of the employee’s coverage by a medical, dental or vision insurance plan of a subsequent employer. In the event the employee has been employed by the Company for less than two years, the period of time in which the Company will be required to pay the employee’s COBRA premiums will equal three months plus one additional month for each one month of the employee’s employment with the Company, not to exceed twelve months. All other benefits (such as life insurance, disability coverage and 401(k) plan coverage) will terminate as of the employee’s termination date (except to the extent that a conversion privilege may be available thereunder).

The foregoing summary of the Change in Control Agreements is qualified in its entirety by reference to the complete text of the Change in Control Agreements, which will be filed as exhibits to the Company’s annual report on Form 10-K for the year ended December 31, 2005.

2. Consulting Agreement

On January 1, 2006, the Company entered into a consulting agreement with Susan M. Kanaya, former Senior Vice President, Finance and Chief Financial Officer. Pursuant to the consulting agreement, Ms. Kanaya agreed to provide the Company with general consulting services, as requested from time to time by the Company, at an hourly rate of $250 per hour. In addition, Ms. Kanaya will have the right to exercise any Company stock options that were vested as of January 1, 2006 until 30 days after termination of the consulting agreement. The vesting of all Company stock options ceased as of January 1, 2006, and Ms. Kanaya’s option on all unvested shares terminated as of such date. The term of the consulting agreement is one year, but the agreement may be sooner terminated by either party at any time upon 30 days written notice to the other party, or in the event of an uncured breach by the other party.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 2, 2006, the Company’s Board of Directors designated David L. Johnson as the Company’s Principal Accounting Officer and Principal Financial Officer. Mr. Johnson, 52, has been a consultant providing financial management services to various clients on an interim or project basis since December 2002. From January 2000 to November 2002, Mr. Johnson was Chief Financial Officer of Pain Therapeutics, Inc., a biopharmaceutical company that specializes in developing drugs for use in pain management. Under the terms of a consulting agreement with the Company, Mr. Johnson will be compensated at a rate of $200 per hour for providing (i) financial and administrative management services, as agreed upon between Mr. Johnson and the Company and (ii) attending meetings of the Board of Directors of the Company, as requested by the Company and as his schedule permits. Mr. Johnson will be reimbursed for all reasonable out of pocket expenses incurred in rendering such services. The consulting agreement will terminate on the earlier of either the completion of the services required by the agreement or March 31, 2006; provided, however, that either party may terminate the agreement, with or without cause, upon 30 days’ written notice to the other party. In the event of such termination, Mr. Johnson is entitled to full payment for all services performed prior to the date of termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kosan Biosciences Incorporated

Dated: February 6, 2006	By:	/s/ Margaret A. Horn
Margaret A. Horn, Senior Vice President, General Counsel and Secretary